UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015 (April 23, 2015)

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2015, the Board of Directors (the “Board”) of Arrhythmia Research Technology, Inc. (the “Company”) appointed Mr. Robert A. Mello effective April 27, 2015. Mr. Mello will serve as a Class I director until his term expires at the 2017 annual meeting of stockholders, at which time he will stand for election by the Company’s stockholders. Pursuant to the Board's standard compensation policy for non-employee directors, Mr. Mello will receive a $30,000 annual cash retainer payable quarterly in arrears.

Mr. Mello, 61, has served as the Vice President and Chief Operating Officer of Advanced Instruments, Inc., a leading supplier of instrumentation for clinical, pharmaceutical, biotechnology and microbiology laboratories around the world, since July 2013. From April 2000 to July 2013, Mr. Mello was employed as Corporate Vice President and President of IRIS International, Inc.’s IRIS Sample Processing division. Iris International is a leading provider of automated urinalysis instrumentation and bench top centrifuge products for use in major medical institutions, commercial laboratories, clinics, doctors' offices and research institutions. From 1988 to 2000, Mr. Mello was an operations executive with bioMerieux, which designs, manufactures and markets medical instruments and consumables, including from 1996 to 2000 as its Vice President of Operations at their Boston Immunodiagnostics facility and Vice President of Disposables Manufacturing-Clinical Microbiology. Prior to joining bioMerieux, Mr. Mello served as Vice President of Operations for Medical & Scientific Designs, Inc., an in-vitro diagnostics company where he was on the founding team in 1983 and as a Senior Technical Support Engineer at Ortho Diagnostics, Inc., a division of Johnson & Johnson. Mr. Mello is affiliated with the Diagnostics Marketing Association (DXMA), American Management Association (AMA), American Production and Inventory Control Society (APICS), and is certified in Production and Inventory Management (CPIM). He received his B.S. Management from Lesley University, and his Electrical Engineering, ASEE degree from Bristol College.
Mr. Mello brings over 35 years of experience in startup and turn around operations for both small entrepreneurial companies and large public corporations in the medical diagnostics industry including instrumentation and consumables. Throughout his career he has directed all aspects of R&D, marketing, sales, manufacturing, engineering, QA/RA, materials, distribution, finance and facilities management. Mr. Mello has broad M&A experience from due diligence through deal negotiation to successful integration.
No family relationships exist between Mr. Mello and any of the Company's other directors or executive officers. There are no arrangements between Mr. Mello and any other person pursuant to which Mr. Mello was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Mello has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure
On April 28, 2015, the Company issued a press release regarding the appointment of Mr. Robert A. Mello as a director. A copy of the press release is included herein as Exhibit 99.01.
The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

99.01	Press Release dated April 28, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 28th day of April, 2015.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
By: /s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer